Exhibit 99.1

PropTech Investment Corporation II Announces Filing and Mailing of
Definitive Proxy Statement and Special Meeting Date in Connection
with Proposed Business Combination with Appreciate

NEW YORK, NY and MINNETONKA, MN, – October 31, 2022 – PropTech Investment Corporation II (NASDAQ: PTIC) (“PTIC”), a special purpose acquisition company targeting businesses in the real estate technology industry, today announced that on October 28, 2022, it filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) in connection with PTIC’s Special Meeting of Stockholders (the “Special Meeting”) to, among other things, approve the previously announced proposed business combination (the “Business Combination”) with RW National Holdings, LLC (d/b/a Appreciate) (“Appreciate” or “the company”), the parent holding company of Renters Warehouse (“Renters Warehouse”), a leading end-to-end Single Family Rental (“SFR”) marketplace and management platform.

The Special Meeting of PTIC’s stockholders will be held virtually at www.cstproxy.com/proptechinvestmentcorpii/2022 at 11:00 a.m. Eastern Time on November 18, 2022. Mailing of the Proxy Statement to PTIC’s stockholders of record as of the close of business on October 4, 2022 (the “Record Date”) commenced on October 28, 2022. Before making any voting or investment decision, investors and security holders of PTIC are urged to carefully read the entire Proxy Statement and other documents filed in connection with the Business Combination with the SEC, because they contain important information about the proposed transaction and the related stockholder proposals.

On May 17, 2022, Appreciate entered into a definitive business combination agreement with PTIC, which, upon stockholder approval, will result in Appreciate becoming a publicly-traded company. Upon closing of the transaction, which is expected to occur shortly after the stockholder meeting, and subject to the terms of the business combination agreement, PTIC will be renamed “Appreciate Holdings, Inc.” An application for listing on the Nasdaq Capital Market under the new ticker symbol “SFR,” is expected to be effective upon consummation of the transaction.

About Appreciate

Appreciate, the parent holding company of Renters Warehouse, is a leading end-to-end SFR marketplace and management platform. The company offers a full-service platform for investing in and owning SFR properties, including a proprietary online marketplace and full-service brokerage teams in over 40 markets. For more information, visit appreciate.rent.

About PropTech Investment Corporation II

PropTech Investment Corporation II is a special purpose acquisition company with a proven value creation model focused on real estate technology. PTIC’s mission is to be a strategic growth partner for founders, management, employees and stockholders while adhering to PTIC’s core values of stewardship, transparency, integrity, and accountability. For more information, visit proptechinvestmentcorp.com.

Forward-Looking Statements

Certain statements in this communication may be considered forward-looking statements. Forward-looking statements generally relate to future events or PTIC’s or Appreciate’s future financial or operating performance, and other “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995), which include statements relating to the Business Combination. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” or the negatives of these terms or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are subject to a number of risks and uncertainties, including the inability of the parties to successfully or timely complete the Business Combination. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by PTIC and its management, and/or Appreciate and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement; (2) the outcome of any legal proceedings that may be instituted against PTIC, Appreciate, the combined company following the Business Combination or others following the announcement of the transactions related to the Business Combination including the business combination agreement; (3) the inability to complete the transactions contemplated by the business combination agreement due to the failure to obtain approval of the stockholders of PTIC, to obtain financing necessary to complete the transactions contemplated by the business combination agreement, or to satisfy other conditions to closing; (4) the failure of any condition precedent to the committed equity facility in connection with the common stock purchase agreement by and between PTIC and CF Principal Investments LLC, which could cause the termination of such facility; (5) changes to the proposed structure of the transactions contemplated by the business combination agreement that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the transactions contemplated by the business combination agreement; (6) the ability to meet stock exchange listing standards at or following the consummation of the transactions contemplated by the business combination agreement; (7) the risk that the transactions contemplated by the business combination agreement disrupt current plans and operations of Appreciate or PTIC as a result of the announcement and consummation of the business combination agreement and the transactions contemplated thereby; (8) the ability to recognize the anticipated benefits of the transactions contemplated by the business combination agreement, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (9) costs related to the transactions contemplated by the business combination agreement; (10) changes in applicable laws or regulations; (11) the possibility that Appreciate or the combined company following the Business Combination may be adversely affected by other economic, business, and/or competitive factors; (12) Appreciate’s estimates of expenses and profitability; (13) the failure to realize anticipated pro forma results or projections and underlying assumptions, including with respect to estimated stockholder redemptions, purchase price, and other adjustments; (14) debt defaults, and the need for or failure to obtain additional capital; and (15) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in PTIC’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, and June 30, 2022, the Proxy Statement relating to the Business Combination, and in any subsequent filings with the SEC. There may be additional risks that neither PTIC nor Appreciate presently know or that PTIC and Appreciate currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither PTIC nor Appreciate undertakes any duty, and each of PTIC and Appreciate expressly disclaims any obligation, to update or alter the foregoing or any projections or forward-looking statements, whether as a result of new information, future events or otherwise.

Participants in the Solicitation

PTIC and its directors and executive officers may be deemed participants in the solicitation of proxies from PTIC’s stockholders with respect to the stockholder proposals. A list of the names of those directors and executive officers and a description of their interests in PTIC is contained in the Proxy Statement and is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to PropTech Investment Corporation II, 3415 N. Pines Way, Suite 204, Wilson, Wyoming 83014.

Appreciate and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of PTIC in connection with the stockholder proposals. A list of the names of such directors and executive officers and information regarding their interests in the stockholder proposals is included in the Proxy Statement and is available free of charge as noted above.

Additional Information About the Business Combination and Where to Find It

In connection with the Business Combination, on October 28, 2022, PTIC filed a definitive Proxy Statement with the SEC relating to the Business Combination. PTIC has mailed the Proxy Statement and other relevant documents to its stockholders as of the Record Date for voting on the Business Combination. This communication does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of transactions contemplated by the business combination agreement. PTIC’s stockholders and other interested persons are advised to read the Proxy Statement and other documents filed in connection with the Business Combination, as these materials contain important information about PTIC, Appreciate and the Business Combination. PTIC stockholders are able to obtain copies of the Proxy Statement, and other documents filed with the SEC, once available, without charge at the SEC’s website at www.sec.gov, or by directing a request to: PropTech Investment Corporation II, 3415 N. Pines Way, Suite 204, Wilson, Wyoming 83014.

Before making any voting or investment decision, investors and security holders of PTIC are urged to carefully read the entire Proxy Statement and other documents filed in connection with the Business Combination with the SEC, because they contain important information about the proposed transaction and the related stockholder proposals.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the stockholder proposals. This communication shall not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts:

Investors

Cody Slach, Ralf Esper

Gateway Group

(949) 574-3860

PTIC@gatewayir.com

Media

Zach Kadletz, Anna Rutter

Gateway Group

(949) 574-3860

PTIC@gatewayir.com

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